Exhibit 32

SECTION 1350 CERTIFICATIONS

In connection with the Annual Report of Bancorp of New Jersey, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Nancy E. Graves
Nancy E. Graves
President and Chief Executive Officer
(Principal Executive and Operating Officer)

/s/ Matthew Levinson
Matthew Levinson
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

March 16, 2018